Exhibit 10.1

AMENDMENT TO
DIRECTOR AGREEMENT

AMENDMENT TO DIRECTOR AGREEMENT dated as of November 9, 2026 (the “Effective Date”) by and between Bit Digital, Inc. a Cayman Islands exempted company, with its principal business at 31 Hudson Yards, 11th Floor, New York, New York 10001 (the “Company”) and Amanda Cassatt c/o Serotonin, 600 N. Broad Street, Suite 5 #268, Middleton, Delaware, 19709.

WHEREAS, the Company and the Director entered into a “Director Agreement effective as of December 10, 2025 (the “Agreement”);

WHEREAS, the Director has contributed to the growth of the Company; and

WHEREAS, the Company and the Director desire to extend the Directorship Term.

NOW THEREFORE, in consideration of the mutual premises and covenants and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

Section 5. Directorship Term is hereby amended to read as follows:

1. Directorship Term. The “Directorship Term”, as used in this Agreement, shall mean the period commencing on the Effective Date hereof and terminating on the earliest of the following to occur:

(a) the earlier of one (1) year from the Effective Date, subject to re-election by a majority of the shareholders of the Company, with Management of the Company nominating the Director for re-election as a Director at the Annual General Meeting of Shareholders.

(b) the death of the Director (“Death”);

(c) the termination of the Director from the position of member of the Board by the mutual agreement of the Company and the Director; or

(d) the resignation by the Director from the Board if after the date hereof, Director’s continued service on the Board conflicts with her fiduciary obligations to her current affiliation (a “Fiduciary Resignation”).

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Except as set forth herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the 9th day of November 2026

DIRECTOR	BIT DIGITAL, INC.

/s/ Amanda Cassatt	By:	/s/ Sam Tabar
Amanda Cassatt		Sam Tabar
	Title:	Chief Executive Officer